SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20509

                              FORM 8-K

                           CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          January 3, 2006
                          ---------------
                           Date of Report
                 (Date of Earliest Event Reported)

                     PCS EDVENTURES!.COM, INC.
                     -------------------------
     (Exact Name of Registrant as Specified in its Charter)

    IDAHO                    000-49990                   82-0475383
    -----                    ---------                   ----------
 (State or other juris-   (Commission File No.)          (IRS Employee
diction of incorporation)                                  I.D. No.)


                     345 Bobwhite Court, Suite 200
                           Boise, Idaho 83706
                           ------------------
              (Address of Principal Executive Offices)


                             (208) 343-3110
                             --------------
                      Registrant's Telephone Number

                                  N/A
                                  ---
      (Former name or former address if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement.
            -------------------------------------------

     On January 3, 2006, PCS Edventures!.com, Inc., an Idaho corporation
(the "Company"), closed a Note Purchase Agreement by which Barron Partners LP, a Delaware limited partnership (the "Subscriber") purchased:

     * a Convertible Promissory Note (the "Note") in the principal amount of $1,000,000, convertible into a total of 1,666,667 shares of the
Company's common stock at a price of $0.60 per share. Upon filing of a Certificate of Designations of Preferences, Rights and Limitations of the Company's class of preferred stock with the Secretary of State of Idaho, the Note shall be convertible only into 1,666,667 shares of preferred stock, at a price of $0.60 per share. As of the date hereof, the Company has not filed any Certificate of Designations. The Note is payable on September 30, 2006, subject to automatic extension on a month by month basis. The Note does not bear any interest.

     * a Common Stock Purchase Warrant "A" (the "Class A Warrant") entitling the Subscriber to purchase up to 2,500,000 shares of the Company's common stock at a price of $1.20 per share. The Class A Warrant is exercisable through the later of December 29, 2009, or 18 months of the effectiveness of the Company's registration statement registering the shares underlying the Class A Warrant. The Class A Warrant has a "cashless exercise" feature, and the exercise price may be adjusted downward, to as low as $0.15 per share, based on the Company's failure to meet certain EBITDA (i.e., earnings before interest, tax, depreciation and amortization) targets during the period of exercisability. The Company may call the Class A Warrant if the closing market price of its common stock equals or exceeds $1.80 per share for 30 consecutive trading days and there is an effective registration statement covering the shares of common stock underlying the Class A Warrant during such period.

     * A Common Stock Purchase Warrant "B" (the "Class B Warrant") to purchase up to 2,500,000 shares of the Company's common stock at a price of
   $1.80 per share. The period of exercisability of the Class B Warrant, and the other material terms thereof, are the same as for the Class A
  Warrant, with the exception that the call feature is triggered if the closing market price of the Company's common stock equals or exceeds
  $2.70 per share for 30 consecutive trading days and there is an effective registration statement covering the shares of common stock underlying the Class A Warrant during such period.

     As of the closing date of this transaction, the Note had not been converted and neither of the warrants had been exercised, in whole or in part.

     Not later than 45 days after the closing date of the Note Purchase Agreement, the Company is required to file a Registration Statement registering all shares issuable upon conversion of the Note and the warrants. The Registration Statement must use its best efforts to have the registration statement declared effective not later than the earlier of: (i) 150 days after the closing date; (ii) 10 days following the receipt of a "no review" letter from the Securities and Exchange Commission (the "Commission"); or (iii) the first business day following the date that the Commission determines the registration statement eligible to be declared effective. For every day that the 150-day deadline has not been met, or if the registration statement is not effective at any time from the 150-day deadline through two years following the date of the Note Purchase Agreement, the Company is to issue to the Subscriber liquidated damages equal to 548 shares of common stock.

     The Company will shortly begin the process of preparing a Registration Statement on Form SB-2 to comply with the above-referenced registration obligations.

Item 2.03.  Creation of a Direct Financial Obligation.
            ------------------------------------------

     See Item 1.01 of this Current Report.

Item 9.01.  Financial Statements, Pro Forma Financial Information and
            Exhibits.
            ---------

          (a)  Financial Statements of Businesses Acquired.

               None; not applicable.

          (b)  Pro Forma Financial Information.

               None; not applicable.

          (c) Exhibits.

Exhibit
Number                   Description
------                   -----------

  10.1                   Note Purchase Agreement, with the following Exhibits:

                         Exhibit A: Convertible Note in the principal amount of $1,000,000

                         Exhibit B-1:  Common Stock Purchase Warrant "A"

                         Exhibit B-2:  Common Stock Purchase Warrant "B"

                         Exhibit C:  Registration Rights Agreement

                         Exhibit D:  Escrow Agreement

Incorporated by Reference.
--------------------------

     None; not applicable.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PCS EDVENTURES!.COM, INC.


Date: 1-9-06                   By  /s/ Anthony A. Maher
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                                  Anthony A. Maher, CEO and President